Exhibit 23.1

                         CONSENT TO INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report on Form 20-F of our Report of Independent Auditors to the shareholders of TAT Technologies Ltd. ("TAT) dated March 25, 2003 and the accompanying Financial Statements of TAT as of December 31, 2002.



                                            /s/ Kost, Forer and Gabbay
                                            --------------------------------
                                            Kost, Forer and Gabbay
                                            A Member of Ernst & Young Global

Tel-Aviv, Israel
June 19, 2003







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